Exhibit 10.95

TheMaven, Inc.
Restricted Stock Unit Grant Notice
(2019 Equity Incentive Plan)

TheMaven, Inc. (the “Company”), pursuant to its 2019 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the aggregate number of shares of the Company’s Common Stock set forth below (the “Award” or the “RSUs”). This Award is subject to all of the terms and conditions described below and in the Restricted Stock Unit Award Agreement and the Plan, each of which are attached hereto and incorporated herein in their entirety.

Participant:	[●]
Date of Grant:	[●]
Vesting Commencement Date:	[●]
Number of Shares Subject to Award:	[●]
Consideration for Common Stock:	Participant’s services to the Company

Vesting Schedule:	[1/4th of the RSUs will vest on the one year anniversary of the Vesting Commencement Date; with the balance of the RSUs vesting in a series of thirty-six (36) successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date.]

[In addition, the RSUs’ vesting will accelerate, and any outstanding portion of the Award will be fully vested, upon the occurrence of (i) a Corporate Transaction during your Continuous Service, and (ii) in connection with the Corporate Transaction, or within six (6) months following the Corporate Transaction, your Continuous Service ends.]

[Finally, as of the Date of Grant, the Company’s Board of Directors has adopted the Plan, but stockholder approval of both the Plan and an increase in the number of authorized shares to be available under the Plan is pending. For this reason, in addition to the vesting schedule described above, your Award will not vest at all until stockholders have approved the Plan and the requisite increase in authorized shares of Common Stock.]

Settlement Date:	[ ]	Upon vesting of the RSUs
	[ ]	Other: ___________________________________________________________

Dividend Equivalents:	[ ]	Will be credited
	[ ]	Will not be credited

Special Tax Withholding Right:	[ ]

If this box is checked, you may direct the Company (i) to withhold, from shares otherwise issuable upon vesting of the Award, a portion of those shares with an aggregate fair market value (measured as of the vesting date) equal to the amount of the applicable withholding taxes, and (ii) to make a cash payment equal to such fair market value directly to the appropriate taxing authorities, as provided in Section 12 of the Award Agreement.

	[ ]	None

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement, and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of shares of Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on that subject with the exception of (i) Stock Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

Other Agreements:

TheMaven, Inc.		Participant:

By:
	Signature		Signature
Name:		Name:
Title:
Date:		Date:

Attachments:	Restricted Stock Unit Award Agreement and 2019 Equity Incentive Plan

ATTACHMENT I

TheMaven, Inc.
2019 Equity Incentive Plan

Restricted Stock Unit Award Agreement

Pursuant to your Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), TheMaven, Inc. (the “Company”) has awarded you (“Participant”) a Restricted Stock Unit Award pursuant to Section 6(b) of the Company’s 2019 Equity Incentive Plan (the “Plan”) for the aggregate number of shares indicated in the Grant Notice (the “Award”). Defined terms not explicitly defined in this Agreement but defined in the Plan have the same definitions as in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice, are as follows:

1. Grant of Restricted Stock Units. Your Award represents the right to receive the number of shares indicated in the Grant Notice, subject to the terms and conditions set forth in this Agreement and the Plan. Your Award will be credited to a separate account maintained for you on the books and records of the Company (the “Account”). All amounts credited to the Account will continue for all purposes to be part of the general assets of the Company.

2. Vesting. Subject to the limitations contained herein, your Award will vest as provided in your Grant Notice. Unless otherwise specified in your Grant Notice, vesting will cease upon the termination of your Continuous Service.

3. Consideration. Unless otherwise required by law, the Shares to be delivered to you on the Closing Date will be deemed paid, in whole or in part in exchange for past and future services to be rendered to the Company or an Affiliate in the amounts and to the extent required by law. In the event additional consideration is required by law so that the Shares acquired under this Agreement are deemed fully paid and nonassessable, the Board will determine the amount and character of such additional consideration to be paid.

4. Rights as Stockholder; Dividend Equivalents.

(a) You will not have any rights of a stockholder with respect to the shares of Common Stock underlying the Award unless and until the RSUs vest and are settled by the issuance of such shares of Common Stock. Upon and following the settlement of the RSUs, you will be the record owner of the shares of Common Stock underlying the RSUs unless and until such shares are sold or otherwise disposed of, and as record owner will be entitled to all rights of a stockholder of the Company (including voting rights).

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(b) If so indicated in your Grant Notice that dividend equivalents will be credited with respect to the Award, and if the Company declares a cash dividend on the shares of Common Stock prior to the settlement date of the RSUs, then, on the payment date of the dividend, your Account will be credited with dividend equivalents in an amount equal to the dividends that would have been paid to you if one share of Common Stock had been issued on the Date of Grant for each RSU granted to you as set forth in this Agreement and the Grant Notice.

5. Settlement of Restricted Stock Units.

(a) Subject to Sections 5(b) and 12, promptly following the vesting date as noted on the Grant Notice, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting occurs, the Company will (i) issue and deliver to you the number of shares of Common Stock equal to the number of vested RSUs (and, if the Grant Notice indicates that dividend equivalents will be credited to you, cash equal to any dividend equivalents credited with respect to such vested RSUS and the interest thereon or, at the discretion of the Committee, shares of Common Stock having a Fair Market Value equal to such dividend equivalents and the interest thereon); and (ii) enter your name on the books of the Company as the stockholder of record with respect to the shares of Common Stock delivered to you.

(b) Notwithstanding Section 5(a), if the Grant Notice indicates that the settlement date for the Award is a date other than the vesting date is indicated in the Grant Notice, subject to Section 12, promptly following the settlement date as noted on the Grant Notice, the Company will (i) issue and deliver to you the number of shares of Common Stock equal to the number of vested RSUs (and, if the Grant Notice indicates that dividend equivalents will be credited to you, cash equal to any dividend equivalents credited with respect to such vested RSUS and the interest thereon or, at the discretion of the Committee, shares of Common Stock having a Fair Market Value equal to such dividend equivalents and the interest thereon); and (ii) enter your name on the books of the Company as the stockholder of record with respect to the shares of Common Stock delivered to you. If the settlement of your Award occurs in connection with your termination of Continuous Service, and you are deemed to be a “specified employee” within the meaning of Section 409A of the Code, as determined by the Board, as of the date of your termination, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (x) the date that is six months following your termination of Continuous Service and (y) your death.

6. Compliance with Law. You may not be issued any shares of Common Stock under your Award unless either (i) those shares are then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. As part of the issuance of shares of Common Stock under your Award, you will be required to sign a stock subscription or similar agreement, in which you will make various representations to the Company. Your Award must also comply with all other applicable laws and regulations governing the Award, and you will not receive the shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7. Transferability. Your Award is not transferable, except by will or by the laws of descent and distribution.

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8. Right of First Refusal. Shares of Common Stock that you acquire upon settlement of your Award are subject to any right of first refusal that may be described in the Company’s bylaws or stockholders agreement in effect at such time the Company elects to exercise its right. The Company’s right of first refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system.

9. Right of Repurchase. To the extent provided in the Company’s bylaws or stockholders agreement in effect at such time the Company elects to exercise its right, the Company will have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the settlement of your Award.

10. Restrictive Legends. The shares of Common Stock issued under your Award will be endorsed with appropriate legends, if any, as determined by the Company.

11. Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

12. Withholding Obligations.

(a) At the time your Award is settled, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the settlement of your Award (the “Withholding Taxes”).

(b) If specified in your Grant Notice, you may direct the Company to withhold a portion of the Shares with a Fair Market Value (measured as of the settlement date) equal to the amount of such Withholding Taxes; provided, however, that the number of any such Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(c) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company will have no obligation to issue the shares of Common Stock in settlement of your Award to you.

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13. Tax Consequences. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your Award or your other compensation. The Award and this Agreement are intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non-compliance with Section 409A of the Code. In addition, no election under Section 83(i) of the Code may be made with respect to the shares of the Common Stock issued upon settlement of your Award, even if the election would otherwise be available with respect to the shares.

14. Notices. Any notices required to be given or delivered to the Company under the terms of this Award will be in writing and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

15. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

16. Miscellaneous.

(a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

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(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

(f) The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of Delaware without regard to that state’s conflicts of laws rules.

(g) If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

* * * * *

This Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Grant Notice to which it is attached.

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Attachment II

2019 Equity Incentive Plan